Exhibit 4.25
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT. CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) is entered into as of June 25, 2010, among SIMS GROUP USA HOLDINGS CORPORATION, a Delaware corporation, formerly known as Sims Hugo Neu Corporation (the “Company”), SIMS GROUP GLOBAL TRADE CORPORATION, a Delaware corporation, successor by merger to Sims Hugo Neu Global Trade LLC (“Global Trade”), HNE RECYCLING LLC, a Delaware limited liability company (“HNE Recycling”), HNW RECYCLING LLC, a Delaware limited liability company (“HNW Recycling”), SIMSMETAL EAST LLC, a Delaware limited liability company, successor to Sims Hugo Neu East (General Partnership), a New York general partnership (“SHN East”), SIMSMETAL WEST LLC, a Delaware limited liability company, successor to Sims Hugo Neu West (General Partnership), a California general partnership (“SHN West”), SIMS GROUP USA CORPORATION, a Delaware corporation (“Sims USA”), METAL MANAGEMENT, INC., a Delaware corporation (“Metal Management”), MM METAL DYNAMICS HOLDINGS, INC., a Delaware corporation (“MM Dynamics”), METAL MANAGEMENT MIDWEST, INC., an Illinois corporation (“MM Midwest”), METAL MANAGEMENT OHIO, INC., an Ohio corporation (“MM Ohio”), SMM – NORTH AMERICA TRADE CORPORATION, a Delaware corporation, formerly known as Metal Management S&A Holdings, Inc. (“SMM — North America”), METAL MANAGEMENT WEST COAST HOLDINGS, INC., a Delaware corporation (“MM West Coast”), METAL MANAGEMENT PROLER SOUTHWEST, INC., a Delaware corporation (“MM Proler Southwest”), PROLER SOUTHWEST GP, INC., a Delaware corporation (“MM Southwest GP”), NAPORANO IRON & METAL, INC., a Delaware corporation (“Naporano”), METAL MANAGEMENT NORTHEAST, INC., a New Jersey corporation (“MM Northeast”), and METAL MANAGEMENT NEW HAVEN, INC., a Delaware corporation (“MM New Haven”), CIM TRUCKING, INC., an Illinois corporation (“CIM”), METAL MANAGEMENT ALABAMA, INC., a Delaware corporation (“MM Alabama”), METAL MANAGEMENT ARIZONA, L.L.C., an Arizona limited liability company (“MM Arizona”), METAL MANAGEMENT CONNECTICUT, INC., a Delaware corporation (“MM Connecticut”), METAL MANAGEMENT INDIANA, INC., an Illinois corporation (“MM Indiana”), METAL MANAGEMENT MEMPHIS, L.L.C., a Tennessee limited liability company (“MM Memphis”), METAL MANAGEMENT MISSISSIPPI, INC., a Delaware corporation (“MM Mississippi”), METAL MANAGEMENT PITTSBURGH, INC., a Delaware corporation (“MM Pittsburgh”), METAL MANAGEMENT WEST, INC., a Colorado corporation (“MM West”), NEW YORK RECYCLING VENTURES, INC., a Delaware corporation (“NY Recycling”), PROLER SOUTHWEST LP, a Texas limited partnership (“Proler Southwest”), RESERVE IRON & METAL LIMITED PARTNERSHIP, a Delaware limited partnership (“Reserve”), METAL DYNAMICS LLC, a Delaware limited liability company (“Metal Dynamics”), METAL DYNAMICS DETROIT LLC, a Delaware limited liability company (“MD Detroit”), TH PROPERTIES LLC, a Delaware limited liability
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company (formerly known as METAL DYNAMICS INDIANAPOLIS LLC, a Delaware limited liability company) (“TH Properties”), and together with the Company, Global Trade, HNE Recycling, HNW Recycling, SHN East, SHN West, Sims USA, Metal Management, MM Dynamics, MM Midwest, MM Ohio, SMM - North America, MM West Coast, MM Proler Southwest, MM Southwest GP, Naporano, MM Northeast, MM New Haven, CIM, MM Alabama, MM Arizona, MM Connecticut, MM Indiana, MM Memphis, MM Mississippi, MM Pittsburgh, MM West, NY Recycling, Proler Southwest, Reserve, Metal Dynamics, MD Detroit, collectively, the “Borrowers” individually, a “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).
RECITALS
     A. The Borrowers and the Lender are each a party to that certain Amended and Restated Credit Agreement dated as of November 2, 2009 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), pursuant to which and subject to the terms and conditions therein contained, the Lender agreed to make Loans to, and issue Letters of Credit for the account of, the Borrowers.
     B. The Borrowers and the Lender have agreed to increase the amount of the Commitment from $150,000,000 to $200,000,000, extend the Maturity Date from December 1, 2010 to a maturity date specified by Lender in a notice to the Company, which date shall be fourteen (14) months after the date the notice was provided, and make certain modifications to the pricing of the Loans made and standby letters of credit issued pursuant to the Credit Agreement, in each case, subject to the terms and conditions of this Amendment.
     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties agree as follows:
AGREEMENT
     1. Definitions; Interpretation. All capitalized terms used in this Amendment and not otherwise defined herein have the meanings specified in the Credit Agreement. The rules of construction and interpretation specified in Section 1.02 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.
     2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
     (a) Amendment to Definitions. In Section 1.01, amendments are made to the definitions, as follows:
     (i) The table set forth in the definition of “Applicable Margin” is amended and restated to read as follows:
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Applicable Margin
Eurocurrency
Rate Loans
Standby
Pricing	Cashflow Gearing	Commitment	Letters of	Base Rate
Level	Ratio	Fee	Credit	Loans
[*]	[*]	[*]	[*]	[*]
     (ii) The definition of “Commitment” is amended and restated to read as follows:
     “Commitment” means the obligation of the Lender to make Loans and L/C Credit Extensions hereunder in an aggregate principal amount at any one time not to exceed the amount of $200,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.
     (iii) The definition of “Maturity Date” is amended and restated to read as follows:
     “Maturity Date” means the maturity date specified by Lender in a notice to the Company, which date shall be fourteen (14) months after the date the notice was provided; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
     (b) Amendment to Section 2.13. Section 2.13 is amended and restated to read as follows:
     2.13 Reserved.
     3. Conditions to Effectiveness of Amendment. Notwithstanding anything contained herein to the contrary, this Amendment shall become effective as of June 25, 2010; provided that all of the following conditions are fully satisfied on or before June 30, 2010:
     (a) Delivery of Amendment. Each Borrower and the Lender shall have executed and delivered counterparts of this Amendment to the Lender, sufficient in number for distribution to the Company and the Lender;
     (b) Notes. Each Borrower shall have executed and delivered to the Lender a Note in the form of Annex 1 hereto (the “Notes”);
     (c) Consent of Parent. Sims Metal Management Limited, a corporation registered in the State of Victoria, Commonwealth of Australia, formerly known as Sims Group Limited (the “Parent”), shall have executed and delivered to the Lender a Consent of Guarantor in the form of Annex 2 hereto (the “Parent Consent”), sufficient in number for distribution to the Company and the Lender;
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     (d) [*]
     (e) Authorization. The Lender shall have received the following, each in form and substance and dated as of a date satisfactory to the Lender and its legal counsel:
     (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, the Notes, the Parent Consent and the other Loan Documents to which such Loan Party; and
     (ii) such evidence as the Lender may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Loan Party’s Organization Documents, certificates of good standing and/or qualification to engage in business.
     (f) Opinions of Counsel. The Lender shall have received a favorable opinion of Baker & McKenzie LLP Sydney, counsel to the Parent addressed to the Lender, as to such matters concerning the the Parent Consent and the Loan Documents to which the Parent is a party as the Lender may reasonably request;
     (g) Payment of Expenses. Unless waived by the Lender, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent invoiced prior to or on the effective date of this Amendment, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Lender);
     (h) Representations True; No Default. The representations of the Borrowers as set forth in Article V of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date. No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment; and
     (i) Other Documents. The Lender shall have received such other documents, instruments, and undertakings as the Lender may reasonably request.
     4. Condition Subsequent. The Loan Parties undertake to deliver to the Lender, by July 14, 2010, a favorable opinion of Baker & McKenzie LLP, counsel to the Loan Parties addressed to the Lender, as to such matters concerning the Loan Parties, this Amendment, the
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Notes and the other Loan Documents to which the Loan Parties are a party as the Lender may reasonably request. Prior to delivery of such opinion, the Commitment shall be $150,000,000.
     5. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender that each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct as if made on and as of the date of this Amendment or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date. The Borrowers expressly agree that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made by the Borrowers hereunder shall prove to have been incorrect in any material respect when made.
     6. No Further Amendment. Except as expressly modified by this Amendment, the Credit Agreement, the Notes and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.
     7. Reservation of Rights. The Borrowers acknowledge and agree that the execution and delivery by the Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Lender to forbear or execute similar amendments under the same or similar circumstances in the future.
     8. Miscellaneous.
     (a) Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
     (b) Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     (c) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SIMS GROUP USA HOLDINGS CORPORATION, formerly known as Sims Hugo Neu Corporation
By:
Name:
Title:

SIMS GROUP GLOBAL TRADE CORPORATION, successor by merger to Sims Hugo Neu Global Trade LLC
By:
Name:
Title:

HNE RECYCLING LLC
By:
Name:
Title:

HNW RECYCLING LLC
By:
Name:
Title:
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SIMSMETAL EAST LLC, successor to Sims Hugo Neu East (General Partnership)
By:
Name:
Title:

SIMSMETAL WEST LLC, successor to Sims Hugo Neu West (General Partnership)
By:
Name:
Title:

SIMS GROUP USA CORPORATION
By:
Name:
Title:

METAL MANAGEMENT, INC.
By:
Name:
Title:

MM METAL DYNAMICS HOLDINGS, INC.
By:
Name:
Title:
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METAL MANAGEMENT MIDWEST, INC.
By:
Name:
Title:

METAL MANAGEMENT OHIO, INC.
By:
Name:
Title:

SMM – NORTH AMERICA TRADE CORPORATION, formerly known as Metal Management S&A Holdings, Inc.
By:
Name:
Title:

METAL MANAGEMENT WEST COAST HOLDINGS, INC.
By:
Name:
Title:

METAL MANAGEMENT PROLER SOUTHWEST, INC.
By:
Name:
Title:
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PROLER SOUTHWEST GP, INC.
By:
Name:
Title:

NAPORANO IRON & METAL, INC.
By:
Name:
Title:

METAL MANAGEMENT NORTHEAST, INC.
By:
Name:
Title:

METAL MANAGEMENT NEW HAVEN, INC.
By:
Name:
Title:

CIM TRUCKING, INC.
By:
Name:
Title:
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METAL MANAGEMENT ALABAMA, INC.
By:
Name:
Title:

METAL MANAGEMENT ARIZONA, L.L.C.
By:
Name:
Title:

METAL MANAGEMENT CONNECTICUT, INC.
By:
Name:
Title:

METAL MANAGEMENT INDIANA, INC.
By:
Name:
Title:

METAL MANAGEMENT MEMPHIS, L.L.C.
By:
Name:
Title:
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METAL MANAGEMENT MISSISSIPPI, INC.
By:
Name:
Title:

METAL MANAGEMENT PITTSBURGH, INC.
By:
Name:
Title:

METAL MANAGEMENT WEST, INC.
By:
Name:
Title:

NEW YORK RECYCLING VENTURES, INC.
By:
Name:
Title:

PROLER SOUTHWEST LP
By:
Name:
Title:
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RESERVE IRON & METAL LIMITED PARTNERSHIP
By:
Name:
Title:

METAL DYNAMICS LLC
By:
Name:
Title:

METAL DYNAMICS DETROIT LLC
By:
Name:
Title:

TH PROPERTIES LLC (formerly known as Metal Dynamics Indianapolis LLC)
By:
Name:
Title:

BANK OF AMERICA, N.A.
By:
Name:
Title:
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ANNEX 1
FORM OF AMENDED AND RESTATED NOTE

$200,000,000	June 25, 2010
     FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to Bank of America, N.A., a national banking association, or assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement dated as of November 2, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Sims Group USA Holdings Corporation, a Delaware corporation, formerly known as Sims Hugo Neu Corporation, the Designated Borrowers from time to time party thereto, and the Lender.
     This Note amends, restates and replaces in its entirety that certain Note dated November 2, 2009 in the amount of $150,000,000 made by the Borrower in favor of Lender (the “Prior Note”). The Loans evidenced by the Prior Note have not been repaid, satisfied or discharged and nothing herein shall constitute a repayment, satisfaction or discharge of such Loans.
     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Lending Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
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     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[BORROWER / APPLICABLE DESIGNATED BORROWER]
By:
Name:
Title:

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ANNEX 2
CONSENT OF GUARANTOR
     This CONSENT OF GUARANTOR (this “Consent”) is entered into as of June 25, 2010, by SIMS METAL MANAGEMENT LIMITED, a corporation registered in the State of Victoria, Commonwealth of Australia, formerly known as Sims Group Limited (the “Guarantor”), to and in favor of BANK OF AMERICA, N.A., a national banking association (the “Lender”).
RECITALS
     A. Sims Group USA Holdings Corporation, a Delaware corporation, formerly known as Sims Hugo Neu Corporation (the “Company”), Sims Group Global Trade Corporation, a Delaware corporation, successor by merger to Sims Hugo Neu Global Trade LLC (“Global Trade”), HNE Recycling LLC, a Delaware limited liability company (“HNE Recycling”), HNW Recycling LLC, a Delaware limited liability company (“HNW Recycling”), Simsmetal East LLC, a Delaware limited liability company, successor to Sims Hugo Neu East (General Partnership), a New York general partnership (“SHN East”), Simsmetal West LLC, a Delaware limited liability company, successor to Sims Hugo Neu West (General Partnership), a California general partnership (“SHN West”), Sims Group USA Corporation, a Delaware corporation (“Sims USA”), Metal Management, Inc., a Delaware corporation (“Metal Management”), MM Metal Dynamics Holdings, Inc., a Delaware corporation (“MM Dynamics”), Metal Management Midwest, Inc., an Illinois corporation (“MM Midwest”), Metal Management Ohio, Inc., an Ohio corporation (“MM Ohio”), SMM – North America Trade Corporation, a Delaware corporation, formerly known as Metal Management S&A Holdings, Inc. (“SMM — North America”), Metal Management West Coast Holdings, Inc., a Delaware corporation (“MM West Coast”), Metal Management Proler Southwest, Inc., a Delaware corporation (“MM Proler Southwest”), Proler Southwest GP, INC., a Delaware corporation (“MM Southwest GP”), Naporano Iron & Metal, Inc., a Delaware corporation (“Naporano”), Metal Management Northeast, Inc., a New Jersey corporation (“MM Northeast”), and Metal Management New Haven, Inc., a Delaware corporation (“MM New Haven”), CIM Trucking, Inc., an Illinois corporation (“CIM”), Metal Management Alabama, Inc., a Delaware corporation (“MM Alabama”), Metal Management Arizona, L.L.C., an Arizona limited liability company (“MM Arizona”), Metal Management Connecticut, Inc., a Delaware corporation (“MM Connecticut”), Metal Management Indiana, Inc., an Illinois corporation (“MM Indiana”), Metal Management Memphis, L.L.C., a Tennessee limited liability company (“MM Memphis”), Metal Management Mississippi, Inc., a Delaware corporation (“MM Mississippi”), Metal Management Pittsburgh, Inc., a Delaware corporation (“MM Pittsburgh”), Metal Management West, Inc., a Colorado corporation (“MM West”), New York Recycling Ventures, Inc., a Delaware corporation (“NY Recycling”), Proler Southwest LP, a Texas limited partnership (“Proler Southwest”), Reserve Iron & Metal Limited Partnership, a Delaware limited partnership (“Reserve”), Metal Dynamics LLC, a Delaware limited liability company (“Metal Dynamics”), Metal Dynamics Detroit LLC, a Delaware limited liability company (“MD Detroit”), TH PROPERTIES LLC, a Delaware limited liability company (formerly known as METAL DYNAMICS INDIANAPOLIS LLC, a Delaware limited liability company) (“TH Properties LLC”), and together with the Company, Global Trade, HNE
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Recycling, HNW Recycling, SHN East, SHN West, Sims USA, Metal Management, MM Dynamics, MM Midwest, MM Ohio, SMM — North America, MM West Coast, MM Proler Southwest, MM Southwest GP, Naporano, MM Northeast, MM New Haven, CIM, MM Alabama, MM Arizona, MM Connecticut, MM Indiana, MM Memphis, MM Mississippi, MM Pittsburgh, MM West, NY Recycling, Proler Southwest, Reserve, Metal Dynamics, MD Detroit, collectively, the “Borrowers” individually, a “Borrower”), and the Lender are each a party to that certain Amended and Restated Credit Agreement dated as of November 2, 2009 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined).
     B. In connection with and as a condition to the obligation of the Lender to make its initial Credit Extension under the Credit Agreement, the Guarantor entered into that certain Amended and Restated Deed Poll of Continuing Guaranty dated as of November 2, 2009 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which the Guarantor guaranteed, among other things, the payment and performance of the debts, liabilities, obligations, covenants and duties of, the Borrowers to the Lender arising under the Credit Agreement and the other Loan Documents to which any Borrower is a party.
     C. The Borrowers and the Lender intend to enter into that certain First Amendment to Amended and Restated Credit Agreement dated as of June 25, 2010 (the “Amendment”), pursuant to which, among other things, the Lender will agree to increase the amount of the Commitment from $150,000,000 to $200,000,000, extend the Maturity Date from December 1, 2010 to a maturity date specified by Lender in a notice to the Company, which date shall be fourteen (14) months after the date the notice was provided, and make certain modifications to the pricing of the Loans made and standby letters of credit issued pursuant to the Credit Agreement, in each case, subject to the terms and conditions of the Amendment.
     D. It is a condition precedent to the effectiveness of the Amendment that the Guarantor enter into this Consent.
     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the Guarantor agrees as follows:
AGREEMENT
     1. Definitions. Capitalized terms not otherwise defined in this Consent shall have the meanings given in the Guaranty, and if not defined therein shall have the meanings given in the Credit Agreement.
     2. Consent. The Guarantor hereby acknowledges that it has received a copy of the Amendment and the Credit Agreement and hereby consents to their contents, including all prior and current amendments to the Credit Agreement.
     3. Ratification and Confirmation. The Guarantor hereby ratifies and confirms each of its debts, liabilities, obligations, covenants and duties to the Lender arising under the
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Guaranty. The Guarantor hereby confirms and agrees that its guarantee of the payment and performance of the Guaranteed Obligations (as defined in the Guaranty) remains in full force and effect notwithstanding the amendments made by the Amendment and all previous amendments.
     4. Representations and Warranties. The Guarantor hereby represents and warrants to the Lender that each of the representations and warranties set forth in Article IV of the Guaranty is true and correct as if made on and as of the date of this Consent.
     5. Governing Law. THIS CONSENT IS GOVERNED BY THE LAW IN FORCE IN NEW SOUTH WALES, AUSTRALIA.
     6. Effectiveness. This Consent shall become effective when the Lender shall have received a copy of this Consent that bears the signatures of the Guarantor and the Lender. Delivery of an executed signature page of this Consent by telecopy shall be effective as delivery of a manually executed signature page of this Consent.
     7. Consideration. The Guarantor acknowledges that the Lender is acting in reliance on the Guarantor incurring obligations and giving rights under this Consent.
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THIS CONSENT OF GUARANTOR IS EXECUTED AND UNCONDITIONALLY DELIVERED AS A DEED POLL FOR THE BENEFIT OF BANK OF AMERICA, N.A. (INCLUDING ITS PERMITTED SUCCESSORS AND ASSIGNS) AND IS GOVERNED BY THE LAWS OF THE STATE OF NEW SOUTH WALES.

EXECUTED by SIMS METAL	)
MANAGEMENT LIMITED in	)
accordance with section 127(1) of the	)
Corporations Act 2001 (Cwlth) by	)
authority of its directors:	)	Signature of director/company secretary*
)
	)	* delete whichever is not applicable
)
Signature of director	)
)
	)	Name of director/company secretary* (block letters)

)
Signature of director (block letters)		* delete whichever is not applicable

EXECUTED by BANK OF AMERICA,	)
N.A.:	)
)
)
)
Signature of officer	)
)
)
)
Signature of officer (block letters))
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